Exhibit 10.13

MEMBERSHIP INTEREST PURCHASE AGREEMENT

MEMBERSHIP INTEREST PURCHASE AGREEMENT (“Agreement”), dated as of _______ __, 2011 (“Closing Date”), is entered into by and between Yitz Grossman, an individual with an address at 5 Dogwood Lane, Lawrence, New York 11559 (“Grossman” or “Seller”) and The BioBalance Corporation, a Delaware corporation with an address at 20 E. Sunrise Highway Valley Stream NY 11581 (“BioBalance Corp” or “Purchaser”). Seller and Purchaser are collectively referred to as the “parties”.

RECITALS

A. Grossman is the record and beneficial owner of 33-1/3% of the issued and outstanding membership interests of BioBalance LLC, a Delaware limited liability company (“BBAL LLC”).

B. BioBalance Corp is the record and beneficial owner of 66-2/3% of the issued and outstanding membership interests of BBAL LLC.

C. Seller desires to sell and transfer to Purchaser, and Purchaser desires to purchase and acquire, all of Seller’s right, title and interest in and to all of the membership interests of BBAL LLC owned by Seller (the “Membership Interests”), all on the terms and provisions and subject to the conditions set forth herein.

NOW, THEREFORE, the parties agree as follows:

ARTICLE I

AGREEMENT TO PURCHASE; PURCHASE PRICE

1.1 Sale and Purchase of Membership Interests; Consideration.  Effective as of the Closing Date, Purchaser hereby purchases from Seller, and Seller hereby transfers, assigns and sells to Purchaser, all of Seller’s right, title and interest in and to the Membership Interests, free and clear of all liens, claims or encumbrances of any nature, or rights of any third parties other than BioBalance Corp (“Liens”), in consideration for Purchaser’s undertaking to indemnify Seller for up to Seventy Five Thousand Dollars ($75,000) of Grossman Indemnification Expenses (as defined below). Ownership of the Membership Interests shall vest in Purchaser effective as of the Closing Date.

For purposes of this Agreement, “Grossman Indemnification Expenses” shall mean legal fees and related legal expenses paid or incurred by Grossman resulting from Grossman’s prior activities on behalf of BioBalance Corp. in his capacity as an officer of, or consultant to, BioBalance Corp, and not otherwise reimbursed to Grossman out of insurance proceeds or otherwise, as evidenced by documentation reasonably acceptable to Purchaser; provided, however, that in no event shall Purchaser be liable to reimburse Grossman for more than $75,000 of Grossman Indemnification Expenses in the aggregate.

1.2 Obligations of Seller.  On the Closing Date, Seller shall take all actions and do all things necessary to, sell, transfer, assign, convey and deliver the Membership Interests to Purchaser, free and clear of any and all Liens, and to consummate the transactions contemplated hereby, including, without limitation, delivering or causing to be delivered to Purchaser such certificates, documents and instruments as Purchaser may reasonably request.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrant to Purchaser as follows:

2.1 Ownership of Membership Interests; No Liens on Membership Interests. Seller owns, beneficially and of record, 33-1/3% of the membership interests of the BBAL LLC. Seller holds his Membership Interests free and clear of all Liens. None of the Membership Interests will be transferred under this Agreement in violation of any rights of any person or entity. There are no options, warrants, calls, subscriptions, other similar rights, agreements or commitments to acquire from Seller any of the Membership Interests; none of the Membership Interests are subject to any restrictions on transfer except as set forth in the Operating Agreement of BBAL LLC, dated August 12, 2008 and applicable securities laws; and Seller has the full power and authority to convey, and will convey to Purchaser on the Closing Date, good and marketable title to the Membership Interests, free and clear of all Liens.

2.2 Authority; Enforceability.  Seller has the requisite legal capacity to execute, deliver and perform this Agreement.  This Agreement constitutes the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with its terms.

2.3 No Conflict. The execution, delivery and performance of this Agreement by Seller and the consummation of the transactions contemplated hereby do not and will not violate any agreement to which Seller is a party or by which Seller may be bound.

2.4 Consents.  No notice to or authorization, consent or approval or other action (including, without limitation, the grant of any waiver) of any person or entity is required to be obtained by Seller in connection with (i) the sale to Purchaser of the Membership Interests; and (ii) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrant to Seller as follows:

3.1 Authority; Enforceability.  Purchaser has the requisite limited liability authority to execute, deliver and perform this Agreement.  This Agreement constitutes the legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with its terms.

3.2 No Conflict. The execution, delivery and performance of this Agreement by Purchaser and the consummation of the transactions contemplated hereby do not and will not violate any agreement to which Purchaser is a party or by which Purchaser may be bound.

3.3 Consents.  No notice to or authorization, consent or approval or other action (including, without limitation, the grant of any waiver) of any person or entity is required to be obtained by Purchaser in connection with (i) the sale to the Purchaser of the Membership Interests; and (ii) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby.

ARTICLE IV

SURVIVAL

4.1 Survival of Representations and Warranties.  All representations, warranties, covenants and agreements of the parties contained in this Agreement shall survive the closing of the transactions contemplated hereby.

ARTICLE V

MISCELLANEOUS

5.1 Amendment.  This Agreement may not be modified, amended, altered or supplemented, except by a written agreement executed by each of the parties hereto.

5.2 Entire Agreement.  This Agreement, and the instruments and other documents delivered pursuant to this Agreement, contain the entire understanding and agreement of the parties relating to the subject matter hereof and supersede all prior and/or contemporaneous understandings and agreements of any kind and nature (whether written or oral) among the parties with respect to such subject matter, all of which are merged herein.

5.3 Notices.  All notices, demands, consents, requests, instructions and other communications to be given in connection with the transactions contemplated hereby shall be in writing and shall be delivered to the parties at their respective addresses set forth in the introductory paragraph of this Agreement.

5.4 Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THAT STATE, WITHOUT REGARD TO ANY OF ITS PRINCIPLES OF CONFLICTS OF LAWS OR OTHER LAWS WHICH WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.  THIS AGREEMENT SHALL BE CONSTRUED AND INTERPRETED WITHOUT REGARD TO ANY PRESUMPTION AGAINST THE PARTY CAUSING THIS AGREEMENT TO BE DRAFTED.

5.5 Severability.  The parties agree that should any provision of this Agreement be held to be invalid, illegal or unenforceable in any jurisdiction, that holding shall be effective only to the extent of such invalidity, illegally or unenforceability without invalidating or rendering illegal or unenforceable the remaining provisions hereof, and any such invalidity, illegally or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  It is the intent of the parties that this Agreement be fully enforced to the fullest extent permitted by applicable law.

5.6 Binding Effect.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, assigns, heirs, estate and legal representatives.

5.7 Counterparts.  This Agreement may be executed by fax or other electronic signatures and in counterparts, each of which when executed shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same document.  This Agreement shall become effective when one or more counterparts, taken together, shall have been executed and delivered by all of the parties.

5.8 Further Assurances.  After the Closing, each of the parties hereto shall execute such documents and other instruments and perform such further acts as may be required or reasonably requested by any other party hereto to carry out the provisions hereof and the transactions contemplated hereby.

IN WITNESS WHEREOF, the parties hereto have executed this Membership Interest Purchase Agreement on the date first above written.

SELLER:

_____________________________
Yitz Grossman

PURCHASER:

THE BIOBALANCE CORPORATION

By: _________________
Name: Murry Englard
Title: President

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